UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2025

21SHARES CORE ETHEREUM ETF

(Exact name of registrant as specified in its charter)

Delaware	001-42151	93-6828290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue, 6th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 370-6016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest of 21 Shares Core Ethereum ETF	CETH	Cboe BZX Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On March 1, 2025, the following changes occurred to the leadership structure of 21Shares Core Ethereum ETF (the “Trust”)’s sponsor, 21Shares US LLC (the “Sponsor”), as part of a larger reorganization of the Sponsor’s parent company, 21co Holdings Limited (“21co”):

●	Mr. Harry Rashwan, who was serving as Chief Executive Officer of the Sponsor, stepped down from such role to take on a new leadership role within 21co and was succeeded by Mr. Russell Barlow as Chief Executive Officer of the Sponsor;

●	Ms. Ophelia Snyder, who was serving as President and Chief Financial Officer of the Sponsor, stepped down from such roles to take on a new leadership role within 21co and was succeeded in her role as President of the Sponsor by Mr. Duncan Moir; and

●	Ms. Edel Bashir assumed the role of Chief Operating Officer of the Sponsor.

Mr. Russell Barlow, 51, has more than 25 years of expertise in regulated asset management. Previously, Mr. Barlow was the Global Head of Multi Asset and Alternative Investment Solutions and Global Head of Alternative Investment Solutions at abrdn plc, a global investment company (“abrdn”). Additionally, Mr. Barlow has held a position as a Non-Executive Director at Archax, the UK’s first FCA-regulated digital asset exchange.

Mr. Duncan Moir, 39, has deep expertise in crypto and blockchain strategy. Previously, Mr. Moir was a Senior Investment Manager at abrdn. He is an independent board member of Hedera Hashgraph LLC and an advisor to Web3 companies. A University of Strathclyde graduate with a BA (Hons) in Economics, he is also a CFA and CAIA charterholder.

Ms. Edel Bashir, 45, has over 20 years of experience in asset management. Previously, Ms. Bashir was the COO of Multi Asset and Alternative Investment Solutions, COO of Alternatives and a Senior Investment Manager at abdrn. A graduate of University College Cork, Ireland with a BSc in Finance, she has held senior roles across Bermuda, Dublin and Boston.

There are no arrangements or understandings between any of Mr. Barlow, Mr. Moir or Ms. Bashir and any other persons pursuant to which any of them was selected as an officer. There are also no family relationships between any of Mr. Barlow, Mr. Moir or Ms. Bashir and any executive officer of the Sponsor, and none of them has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2025

21Shares Core Ethereum ETF

By:	21Shares US LLC, as Sponsor to 21Shares Core Ethereum ETF

By:	/s/ Duncan Moir
Name:	Duncan Moir
Title:	President

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